UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2009
AMSCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21827 (Commission File Number)	13-3911462 (IRS Employer Identification No.)

80 Grasslands Road, Elmsford, NY (Address of Principal Executive Offices)	10523 (Zip Code)
Registrant’s telephone number, including area code: (914) 345-2020
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 21, 2009, Amscan Holdings, Inc. (“Amscan”) entered into an Asset Purchase Agreement with American Greetings Corporation (“American Greetings”) under which it acquired certain assets, equipment and processes used in the manufacture and distribution of party goods. In connection with the Asset Purchase Agreement, the companies also entered into a Supply and Distribution Agreement and a Licensing Agreement (collectively, the “Agreements”). Under the terms of the Agreements, effective on or about March 1, 2010, Amscan will have exclusive rights to manufacture and distribute products into various channels including the party store channel. American Greetings will continue to distribute party goods to various channels including to its mass, drug, grocery and specialty retail customers. American Greetings will purchase substantially all of their party goods requirements from Amscan. Amscan will license from American Greetings the “Designware brand” and other character licenses.
In connection with the Agreements, American Greetings received total consideration of $45,880,000, including cash of $24,880,000 and a warrant to purchase approximately 2% of the Common Stock of AAH Holdings Corporation, Amscan’s ultimate parent corporation.
Amscan issued a press release December 22, 2009 announcing the transaction, a copy of which is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibit 99.1 Press Release dated December 22, 2009, issued by Amscan Holdings, Inc.
A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC.
Date: December 23, 2009	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated December 22, 2009, — Amscan Holdings, Inc. Announces Strategic Alliance with American Greetings Corporation.

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